Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Leo Wang	Mr. Crocker Coulson
Chief Financial Officer	President
China Wind Systems, Inc.	CCG Investor Relations
Tel: +1-877-224-6696 ext 705	Tel: +1-646-213-1915 (NY Office)
E-mail: leo.wang@chinawindsystems.com	E-mail:crocker.coulson@ccgir.com
Web site: www.chinawindsystems.com	Web site: www.ccgirasia.com

China Wind Systems, Inc. Reports Strong Second Quarter Fiscal 2009 Results

Net revenues increased 21.5% year-over-year to $13.6 million
Net income increased 26.2% year over year to $1.8 million, or $0.03 per diluted share

Wuxi, Jiangsu Province, China – August 17, 2009 – China Wind Systems, Inc. (OTC Bulletin Board: CWSI), (“China Wind Systems” or the “Company”), a leading supplier of forged products and industrial equipment to the wind power and other industries in China,  today announced its financial results for the quarter and six months ended June 30, 2009.

Second Quarter 2009 Highlights and Recent Events

•	Net revenues increased 21.5% to $13.6 million
•	Revenue from the sale of forged products for the wind power and other industries increased 139.8 to $9.8 million, or 72% of net revenues
•	Revenue from the sale of forged products exclusively to the wind industry increased 118.2% to $3.6 million, or 26.8% of net revenue
•	Gross profit increased 12.3% to $3.1 million
•	Net income increased 26.2% to $1.8 million , or $0.03 per fully diluted share
•	Awarded government grant
•	Received ISO9001 certification for forged products manufacturing facility
•	Signed $14 million contract to supply wind tower flanges to Chengxi Shipyard Co., Ltd (“Chengxi”)
•	Approved one-for-three reverse stock split
•	Elected Megan Penick as independent director

“We are very pleased with the progress of our new forged product manufacturing facility, which began production in March 2009, as forged products generated nearly three-fourths of our total revenues in the second quarter,” said Mr. Jianhua Wu, Chairman and CEO of China Wind Systems, Inc.“As we achieved greater efficiency at the new facility, our gross margins for forged products increased to 23.2%.  In July, we signed a $14 million contract to supply wind tower flanges to Chengxi, who sells to some of the premier wind power companies in the world.  We are confident that our continuous efforts to provide superior products and quality customer service will further strengthen our reputation as a leading provider of components to the wind power industry.”

Second Quarter 2009 Results

Net revenues for the second quarter of 2009 increased 21.5% to $13.6 million, compared to $11.2 million for the same period in 2008. The increase was primarily due to strong sales growth of forged rolled rings. Revenues from the sale of forged rolled rings for the wind power and other industries grew 139.8% to $9.8 million, or 72.0% of net revenue, for the second quarter of 2009, compared to $4.1 million, or 36.4% of net revenue, for the same period of the prior year. Revenue from the sale of forged rolled rings exclusively for the wind power industry rose 118.2% to $3.6 million, and represented 26.8% of net revenues, compared to $1.7 million, or 15.0% of net revenues in the year-ago period.  Revenues from the Company’s dyeing and finishing equipment segment decreased 41.7% to $3.8 million, or 28.0% of net revenues, compared to $6.5 million, or 58.3% of net revenue, for the second quarter of 2009 due to impact of the global recession on China’s textile industry.

Gross profit for the second quarter of 2009 increased 12.3% to $3.1 million, from $2.8 million for the same period in the prior year. Gross margin was 22.9% compared to 24.7% for the same period in 2008. The dyeing and finishing equipment segment’s gross margin was 22.1%, down from 25.9% in the comparable period in 2008. The decrease is attributable to an increase in the cost of raw materials, such as steel and other metals, which could not be passed on to customers during that period, as well as stronger competition which drove down prices. Gross margin for forged rolled rings and electric power equipment was 23.2%, compared with 23.1% in the same period last year.  The Company believes that its gross margins will improve to the extent that it is able to utilize its factory more efficiently.

Operating expenses decreased 18.9%, to $0.6 million in the second quarter of 2009, compared with $0.7 million in the comparable period last year, primarily the result of lower professional fees and depreciation. As a percent of net revenues, operating expenses declined to 4.4%, from 6.5% in the comparable period in 2008.

Operating income increased 23.6% to $2.5 million for the second quarter of 2009, from $2.0 million for the same period in the prior year.

Net income increased 26.2% to $1.8 million, compared to $1.4 million in the second quarter of 2008. Diluted earnings per share grew to $0.03 from $0.02 in the comparable period last year.

Six Months Results

For the first half of 2009, revenues increased to $21.4 million, up 9.2% from $19.6 million in the corresponding period of 2008. Gross profit decreased 4.8% to $4.7 million, as compared to $4.9 million in the same period one year ago. Gross margin was 21.9%, compared to 25.2% during the first half of 2008. Operating income was unchanged at $3.5 million. Net income attributable to common shareholders was $2.4 million, or $0.04 per diluted share, compared to net loss available to common shareholders of $2.7 million, or ($0.07) per diluted share, in the first half of 2008. For the six months ended June 30, 2008, net loss attributable to common shareholders included $2.3 million in non-cash items related to the Company’s convertible debt and a deemed preferred stock dividend of $2.9 million which had the effect of reducing our net income available to common stockholders. Non-GAAP adjusted net income available to common shareholders for the first half of 2008, which excludes the non-cash items and deemed preferred dividend, was $2.4 million, or $0.06 per diluted share.

Financial Condition

As of June 30, 2009, the Company had cash and cash equivalents of $720,827, notes receivable of $401,473 and accounts receivable of $6.3 million and working capital of $4.8 million. The Company had $1.2 million in short-term loans payable, $0.8 million of long-term debt, and stockholders’ equity of $36 million.

During the first six months of 2009, China Wind generated $2.0 million in operating cash flow and spent $2.8 million in capital expenditures primarily for equipment to produce larger forged rolled rings.

Recent Events

In August, the Company approved a one-for-three reverse stock split.

In August, the Company elected Megan Penick as independent director.

In July, the Company signed a $14 million contract to supply wind tower flanges to Chengxi from September 2009 to June 2010 in the amount of 800 to 1,200 tons per month. Chengxi is a supplier to some of the world’s top wind turbine manufacturers.

In July, the Company received International Organization for Standardization Certification ISO9001:2009 that accredits China Wind Systems’ quality management system.

Business Outlook

“We are confident in our prospects to significantly build our wind power business, as we are gaining sales momentum and building our stature as evidenced by our recent contract with Chengxi for wind tower flanges. The Chinese government recently increased its forecast of China’s installed wind capacity from 30 GW to 150 GW in 2020, demonstrating the compelling long-term opportunities available to China Wind Systems,” said Mr. Wu. “We continue our efforts to improve our corporate governance and hope to be able to list our shares on a major US stock market.”

Use of Non-GAAP Financial Measures

China Wind Systems believes that net income adjusted for certain non-cash expenses, a non-GAAP performance measure, is a reasonable means for understanding its business in view of the significant non-cash charges which do not relate to the operation of the business. In connection with the Company's November 2007 private placement, it issued 3% convertible notes to the investors in the principal amount of the $5,525,000. Because of the favorable conversion terms, the debt was issued at a discount of $2,610,938. Upon the conversion of the debt into equity in March 2008, the unamortized debt discount of $2,263,661 was fully amortized and treated as additional interest, and the relative fair value of the warrants granted in March 2008 related to the November 2007 private placement of $2,884,062 was classified as a deemed dividend to the holders of the series A preferred stock. The amortization of the debt discount and the deemed dividend are non-cash events which do not affect the Company's operations.

Conference Call

The Company will conduct a conference call at 10:00 a.m. Eastern Time (ET) on Monday, August 17, 2009 to discuss its second quarter 2009 results. To participate in the live conference call, please dial 888-339-2688 (international callers dial 617-847-3007) approximately ten minutes prior to the start of the call and enter passcode 925 361 25.  A replay will be available for 14 days starting on August 17 at 12:00 p.m. ET. To access the replay, dial (888) 286-8010 (international callers dial 617-801-6888) and enter passcode 441 449 71.

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company plans to increase its production and shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” “expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

-Financial Tables Follow-

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

NET REVENUES	$13,584,030	$11,182,950	$21,444,897	$19,630,024

COST OF SALES	10,479,370	8,419,505	16,743,588	14,692,331

GROSS PROFIT	3,104,660	2,763,445	4,701,309	4,937,693

OPERATING EXPENSES:
Depreciation	83,393	141,568	160,923	219,588
Selling, general and administrative	509,408	589,420	1,010,356	1,205,988

Total Operating Expenses	592,801	730,988	1,171,279	1,425,576

INCOME FROM OPERATIONS	2,511,859	2,032,457	3,530,030	3,512,117

OTHER INCOME (EXPENSE):
Interest income	98	4,011	328	9,644
Interest expense	(176,058)	(18,753)	(199,729)	(2,278,447)
Foreign currency loss	-	-	(11)	-
Grant income	146,130	-	146,130	-
Debt issuance costs	-	-	(12,000)	(21,429)

Total Other Income (Expense)	(29,830)	(14,742)	(65,282)	(2,290,232)

INCOME BEFORE INCOME TAXES	2,482,029	2,017,715	3,464,748	1,221,885

INCOME TAXES	701,494	606,531	1,038,155	1,060,562

NET INCOME	1,780,535	1,411,184	2,426,593	161,323

DEEMED PREFERRED STOCK DIVIDEND	-	-	-	(2,884,062)

NET INCOME (LOSS) ALLOCABLE TO COMMON SHAREHOLDERS	$1,780,535	$1,411,184	$2,426,593	$(2,722,739)

COMPREHENSIVE INCOME:
NET INCOME	$1,780,535	$1,411,184	$2,426,593	$161,323

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	3,253	605,039	44,793	1,612,284

COMPREHENSIVE INCOME	$1,783,788	$2,016,223	$2,471,386	$1,773,607

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.04	$0.04	$0.05	$(0.07)
Diluted	$0.03	$0.02	$0.04	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	45,241,307	38,036,208	45,104,302	37,760,355
Diluted	63,768,461	65,712,820	60,623,310	37,760,355

See notes to unaudited consolidated financial statements

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$720,827	$328,614
Notes receivable	401,473	269,549
Accounts receivable, net of allowance for doubtful accounts (Note 2)	6,271,623	4,518,259
Inventories, net of reserve for obsolete inventory (Note 3)	2,516,385	1,892,090
Advances to suppliers	123,919	117,795
Due from related party (Note 8)	-	437,688
Prepaid value-added taxes on purchases	234,089	-
Prepaid expenses and other	72,344	21,744

Total Current Assets	10,340,660	7,585,739

PROPERTY AND EQUIPMENT - net (Note 4)	28,126,754	25,939,596

OTHER ASSETS:
Land use rights, net (Note 5)	3,768,468	3,806,422

Total Assets	$42,235,882	$37,331,757

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Loans payable (Note 7)	$1,168,770	$1,021,272
Accounts payable	2,891,880	2,485,137
Accrued expenses	269,991	187,605
VAT and service taxes payable	-	97,341
Advances from customers	471,847	45,748
Income taxes payable	701,168	569,371

Total Current Liabilities	5,503,656	4,406,474

LONG-TERM LIABILITIES:
Loan payable - net of current portion and debt discount (Note 7)	758,397	-

Total Liabilities	6,262,053	4,406,474

RELATED PARY TRANSACTIONS (Note 8)

STOCKHOLDERS' EQUITY: (Note 6)
Preferred stock $0.001 par value;
(June 30, 2009 and December 31, 2008 - 60,000,000 shares authorized, all of which were designated as series A convertible preferred, 13,626,728 and 14,028,189 shares issued and outstanding;
at June 30, 2009 and December 31, 2008, respectively)	13,627	14,028
Common stock ($0.001 par value; 150,000,000 shares authorized;
46,039,342 and 44,895,546 shares issued and outstanding
at June 30, 2009 and December 31, 2008, respectively)	46,038	44,896
Additional paid-in capital	16,147,706	15,571,288
Retained earnings	15,858,198	13,639,641
Statutory reserve	829,239	621,203
Committments (Note 11)	-	-
Other comprehensive gain - cumulative foreign currency translation adjustment	3,079,020	3,034,227

Total Stockholders' Equity	35,973,828	32,925,283

Total Liabilities and Stockholders' Equity	$42,235,881	$37,331,757

See notes to unaudited consolidated financial statements

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,426,593	$161,323
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	697,127	322,923
Amortization of debt discount to interest expense	16,997	2,263,661
Amortization of debt offering costs	-	21,429
Amortization of land use rights	43,191	66,761
Increase in allowance for doubtful accounts	143,620	170,024
Interest expense related to debt converion	128,489	-
Stock-based compensation expense	119,612	75,000
Changes in assets and liabilities:
Notes receivable	(131,584)	-
Accounts receivable	(1,891,180)	(1,860,346)
Inventories	(621,840)	(911,684)
Prepaid value-added taxes on purchases	(234,142)	-
Prepaid and other current assets	(50,602)	235,398
Advances to suppliers	(5,964)	647,106
Due from related party	438,389	-
Accounts payable	403,527	(137,507)
Accrued expenses	82,146	3,085
VAT and service taxes payable	(97,497)	(230,670)
Income taxes payable	131,045	74,150
Advances from customers	426,134	864

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,024,061	901,517

CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in due from related parties	-	98,058
Proceeds from sale of cost-method investee	-	35,348
Deposit on long-term assets - related party	-	(88,783)
Deposit on long-term assets	-	(2,648,096)
Purchase of property and equipment	(2,849,156)	(2,126,847)

NET CASH USED IN INVESTING ACTIVITIES	(2,849,156)	(4,730,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	1,133,612	141,390
Proceeds from exercise of warrants	83,111	854,340
Payments on related party advances	-	(101,905)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,216,723	893,825

EFFECT OF EXCHANGE RATE ON CASH	585	184,068

NET INCREASE (DECREASE) IN CASH	392,213	(2,750,910)

CASH - beginning of year	328,614	5,025,434

CASH - end of period	$720,827	$2,274,524

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$46,443	$35,505
Income taxes	$921,760	$1,169,603

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Debt discount for grant of warrants	$92,985	$-
Deemed preferred stock dividend reflected in paid-in capital	$-	$2,884,062
Convertible debt converted to series A preferred stock	$-	$5,525,000
Deposit on long-term assets-related party reclassified to intangible assets	$-	$5,500,030
Series A preferred converted to common shares	$401	$759
Common stock issued for debt	$152,963	$-

See notes to unaudited consolidated financial statements.

CHINA WIND SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS AND DILUTED EPS

	For the Six Months ended June 30,
	2009		2008
	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount of Net Income available to Common Shareholders	$2,426,593	$0.04	$2,424,984	$0.06
Adjustment
Interest expenses related to amortization of convertion of convertible debt to common stock (1)	-	-	2,263,661	0.06
Deemed preferred stock dividend (2)			2,884,062.0	0.08
Amount per consolidated statement of operations	$2,426,593	$0.04	$(2,722,739)	$(0.07)

(1) One-time, non-cash interest expenses related to amortization of debt discount to interest expense, Q1 2008 and Q1 2009
(2) Deemed preferred stock dividend related to Weighted average diluted shares, 60,623,311 for six months ended June 30,2009 and 37,760,355 for six months ended June 30, 2008

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